COMPANIES ACT, 1994 (ZAMBIA)

                             ARTICLES OF ASSOCIATION

                          REGULATIONS FOR MANAGEMENT OF
                       COPPERBELT ENERGY CORPORATION PLC,
                           A COMPANY LIMITED BY SHARES

Table of Divisions

1.       Interpretation

2.       Share Capital and Variation of Rights

3.       Special Share

4.       Calls on Shares

5.       Lien

6.       Forfeiture of Shares

7.       Transfer of Shares

8.       Transmission of Shares

9.       Alteration of Capital

10.      Restrictions on the Company's Activities

11.      General Meetings

12.      Proceedings at General Meetings

13.      Directors

14.      Retirement of Directors

15.      Alternate Directors

16.      Borrowing powers

17.      Delegation of Directors Powers

18.      Proceedings of Directors

19.      Managing Director

20.      Chief Executive

21.      Secretary

22.      Seal

23.      Contracts with Affiliates

24.      Inspection of Records

25.      Dividends and Reserves

26.      Capitalisation of Profits

27.      Winding Up

28.      Indemnity

29.      Weighted Voting



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1.   Interpretation

1.1  (1) In these Regulations, unless the context otherwise requires:

          "Act" means the Zambian Companies Act 1994, as amended from time to time whether before or after the date of adoption of these Regulations and shall include any and all regulations made thereunder;

          "Affiliate" means:

          (i) any Person in which the Company or a Corporate Shareholder (as the case may be) holds fifty per cent. (50%) or more of the ordinary voting shares or which holds fifty per cent. (50%) or more of the Company's Shares or a Corporate Shareholder's (as the case may be) ordinary shares;

          (ii) any Person which, directly or indirectly, is Controlled by or Controls, or is under Common Control with the Company or a Shareholder (as the case may be); or

          (iii)any Person or group of Persons being directors or executive officers, or in the employment of, any Person referred to in (i) or (ii) above;

          "Arms'  Length  Terms" save for as  contemplated  in any  Intercompany
          Document,   Transaction   Document  or  the  Loan  Agreement  means  a
          transaction where:

          (a) the parties in negotiating the transaction have sought to promote their own best interests in accordance with fair and honest business methods;

          (b) the consideration expressed in the agreement for the transaction entered into is the only consideration for the transaction;

          (c) the price and other terms of the transaction have not been affected by, nor determined as a consequence of, any other agreement or any direct or indirect relationship (other than the relationship created by the transaction) between the selling party or shareholders of the selling party, or a company in which the selling party is a shareholder, and buying party or shareholders of the buying party, or a company in which the buying party is a shareholder; and

          (d) neither the selling party, nor any person or company connected with it through shareholding or otherwise, has any direct or indirect interest in the subsequent disposal, if applicable, by the buying party of any of the products or services obtained pursuant to the transaction agreement;

          "Business" means the business to be carried on by the Company, namely that of electricity transmission, distribution and generation whether within or outside Zambia and such other activities incidental and/or conducive to the foregoing which may be approved by the Directors from time to time in accordance with the terms of the Shareholders' Agreement;

          "Business Day" means a day other than a Saturday or Sunday or a public holiday on which commercial banks are generally open for business in Zambia, the United States of America or the United Kingdom;

          "Buyer" means the buyer defined in the Share Purchase and Subscription Agreement;

          "Change of Control" means the obtaining of Control (a) of the Company by any Person who did not previously have Control of the Company or
          (b) of any Person who has Control of the Company by another Person who did not previously have such Control;

          "Common Control" means the circumstances where two (2) or more Persons are Controlled by the same Person or its Affiliates;

          "Control" means:

          (a) the power (whether directly or indirectly) and whether by the ownership of share capital, the possession of voting power, contract or otherwise to appoint or remove all or such of the board of directors or other governing body of a Person as are able to cast a majority of the votes capable of being cast by the members of that board or body, or otherwise to control or have the power to control the policies and affairs of that Person;

          (b) the holding or the ownership of the beneficial interest or the ability to exercise the voting rights applicable to shares or other securities in any Person which confer in aggregate on the holders (whether directly or by means of holding such interests in one or more other Persons (either directly or indirectly) thereof more than fifty per cent. (50%) of the voting rights exercisable at general meetings of that Person;

          and "Controlled by" shall be construed in accordance with this definition;

          "Electricity   Regulation  Board"  means  the  board  for  electricity
          regulation as constituted under Section 3 of the Energy Act;

          "Encumbrance" means a mortgage, charge, pledge, lien, option, restriction, right first refusal, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or another type of preferential arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect in each case having a Material Adverse Effect;

          "Energy Act" means the Energy Regulation Act, 1995 (Act No 16 of 1995) as from time to time amended and in effect;

          "Government Director" means a Director appointed and nominated by the Special Shareholder and holding office as such pursuant to Regulation
          13.2 hereof;

          "GRZ" means the Government of the Republic of Zambia acting through the Ministry of Finance

          "Licences" means the licences to operate the Business as the same may from time to time be issued to the Company by the Energy Regulation Board pursuant to Section 11 of the Energy Act;

          "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise) of the Company or any of its assets (either individually or in the aggregate) which has or may have a material adverse effect on the Company's present or future ability to operate the Business as now conducted or as proposed to be conducted pursuant to the Approved Programme of Operations;

          "prescribed rate of interest" means the rate of interest prescribed in Regulations made under the Act for the purposes of the Standard Regulations;

          "resolution" means an ordinary resolution of the company;

          "seal" means the common seal of the Company and includes any official seal of the Company;

          "secretary" means any person appointed to perform the duties of a secretary of the Company;

          "Share" means an ordinary share of US$1.00 each in the capital of the Company;

          "Share Purchase and Subscription Agreement" means the agreement dated 21 November 1997 between JCo, the Buyer, ZCCM and GRZ for the purchase and subscription of Shares;

          "Shareholder" means a registered holder of Shares and "holder" shall be construed accordingly;

          "Shareholders' Agreement" means the agreement between the Company, Zambia Consolidated Copper Mines Limited and the Buyer dated 21 November 1997;

          "Special Share" means the one (1) Special Share of US$1.00 in the share capital of the Company issued in accordance with Regulation 3;

          "Special Shareholder" shall mean the holder for the time being of the Special Share;

          "Standard Regulations" means the Standard Articles set out in the First Schedule (Section 2) to the Companies Act 1994;

          "Subsidiary" means a company where another company:

          (1) holds a majority of the voting rights in it; or (2) is a member of it and has the right to appoint or remove a majority of its board of directors; or (3) is a member of it and Controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it, or if it is a Subsidiary of a company which is itself a Subsidiary of that other company;

          "US$ or "US dollars" means the lawful currency of the United States of America;

          "Zambia" means the Republic of Zambia;

          "ZCCM" means Zambia Consolidated Copper Mines Limited and (where the context so requires) includes any Affiliate of ZCCM.

     (2) Unless the context otherwise requires, an expression, if used in a provision of these Regulations that deals with a matter dealt with by a particular provision of the Act, has the same meaning as in that provision of the Act but excluding any modification to or re-enactment of the Act not in force at the date of adoption of these Regulations.

     (3) The Standard Regulations shall not apply as the Regulations of the Company.

     (4) Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution shall also be effective, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution shall also be effective.

     (5)  A  reference  to any person  includes a reference  to any  individual,
          firm,   association,   company  authority  or  other  incorporated  or
          unincorporated body.

2.   Share Capital and Variation of Rights

2.1 At the date of adoption of this Regulation the share capital of the Company is one hundred thousand and one United States dollars (US$100,001) divided into ten million (10,000,000) Shares with a par value of one US cent (1 US cent) each and one (1) Special Share of one United States dollar (US$1.00). The Shares and the Special Share shall entitle the holders of those Shares to the respective rights and privileges and subject them to the respective restrictions and provisions contained in these Regulations. All the Shares and the Special Share for the time being in issue shall constitute separate classes of shares respectively for the purposes of these Regulations and the Act but, except as otherwise provided by these Regulations, shall rank pari passu in all respects. [*]

     [*Adopted by Special Resolution on December 3,1997]

2.2 Without prejudice to any special rights previously conferred on the holders of any existing Shares, but subject to the Act, Regulation 2.3, Regulation
     2.5 and Regulation 10, any unissued Shares (whether forming part of the original or any increased share capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them at such times and for such consideration and upon such terms and conditions as they may determine.

2.3 Shares may be issued if an offer has been made by the Company in accordance with Regulation 2.5 to each Shareholder to allot to him (on the same terms in respect of which the issue is proposed to be made to all other Shareholders) a proportion of the Shares proposed to be issued which is as nearly as practicable equal to the proportion in nominal value held by him of the aggregate of Shares then issued and the period of acceptance of such offer specified in Regulation 2.5(4) has expired or the Company has received notice of acceptance or refusal of the offer (as the case may be);

2.4 The Company shall have the right to make such exclusions or other arrangements in connection with such offer as is referred to in Regulation
     2.5 as the Board deems necessary or expedient to deal with:

     (1)  Shares representing fractional entitlements;

     (2) legal or practical problems under the laws of, or the requirements of a recognised regulatory body, or a stock exchange in, any territory.

2.5 2.5 (1) All new Shares proposed to be issued shall be offered to such Persons as are described in Regulation 2.3 by a notice sent to each Person and, in the case of Shares subject to the ZCCM Free Carried Interest rights and, if applicable, the ZCCM Repayable Carried Interest rights set out in Clause 13 and, if applicable, Clause 14 in each case of the Shareholders' Agreement to the Buyer as well (the "Offer Notice") stating the number of Shares proposed to be allocated to that Shareholder (the "Offer Shares") and the subscription price therefor (the "Subscription Price");

     (1) (2) the Offer Notice shall remain open for acceptance for a period of sixty (60) Business Days and will only be capable of acceptance on the terms and in the manner described in the Offer Notice (the "Acceptance");

     (2) (3) within seven (7) days of receipt by the Company of the Acceptance, the Company will, upon receipt of the Subscription Price, issue and allot the Offer Shares to the Person(s) so accepting the offer;

     (3) (4) upon receipt by the Company of a notification that the offer will not be accepted by a Shareholder or the expiry of the sixty (60) Business Day period referred to in Regulation 2.5(2) without an Acceptance having been received from a Shareholder (as the case may be), the Company shall (within a period of thirty (30) Business Days from the date of such receipt and/or expiry (as the case may be)) offer the Offer Shares for which an Acceptance has not been received to those persons who have accepted the Offer Notice pro rata to the Shares then held by such Persons, on the terms mutatis mutandis in which the offer was made pursuant to Regulation 2.5(1) and if accepted, may issue and allot such Offer Shares so accepted to such persons within a further period of thirty (30) Business Days;

     (4) (5) upon receipt by the Company of a notification that an offer made pursuant to Regulation 2.5(4) will not be accepted by a Shareholder to whom it has been made or the expiry of the thirty (30) Business Day period referred to in Regulation 2.5(4) without an Acceptance having been received from a Shareholder to whom it has been made (as the case may be), the Company shall (within a period of thirty (30) Business Days from the date of such receipt and/or expiry (as the case may be)) offer such Offer Shares for which Acceptances have not been received to any Shareholders (pro rata to the Shares then held by such person) which have accepted the offer made pursuant to Regulation 2.5(4) and, in the event the Offer Shares are not all accepted by such Shareholder(s), to such other persons as they think fit at the price and upon the terms of the original offer and, if accepted, may issue and allot such Offer Shares so accepted to such persons within a further period of thirty (30) Business Days provided that such persons have agreed to be subject to the provisions of the Shareholders' Agreement.

2.6 2.6 Subject to the Act, any shares may, with the sanction of a resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

2.7 2.7 (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

     (1) (2) The provisions of the Act and these Regulations relating to general meetings apply to class meetings so far as they are capable of application and with the necessary modifications to every such class meeting except that:-

          (a) where a class has only one (1) member - that member shall constitute a meeting;

          (b) in any other case - a quorum shall be constituted by two (2) Persons who, between them, hold or represent by proxy one-third of the issued shares of the class; and

          (c) any holder of shares of the class, present in person or by proxy, may demand a poll.

     (2) (3) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

2.8 2.8 (1) The Company may make payments by way of brokerage or commission on the issue of shares.

     (1) (2) Such payments shall not exceed the rate of ten per cent. (10%) of the price at which the shares are issued or an amount equal to ten per cent. (10%) of that price, as the case may be.

     (2) (3) Such payments may be made in cash, by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

2.9 2.9 (1) Except as required by law, the Company shall not recognise a Person as holding a share upon any trust.

     (1) (2) The Company shall not be bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share of (except as otherwise provided by these Regulations or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

2.10 2.10 (1) A Person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate in respect of the share under the seal of the Company in accordance with the Act but, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one (1) certificate.

     (1) (2) Delivery of a certificate for a share to one (1) of several joint holders shall be sufficient delivery to all such holders.

     (2) (3) If a share certificate is defaced, lost or destroyed, it may be renewed on payment of the fee allowed by the Act, or such lesser sum, and on such terms (if any) as to evidence and the payment of costs to the Company of investigating evidence as the Directors decide.

3.   Special Share

3.1 3.1 (1) The Special Share may only be issued to, held by and transferred to the Minister responsible for finance or his successor or a nominee on his behalf or any other Minister or other person acting on behalf of GRZ or the Electricity Regulation Board or any successor or nominee thereof.

     (1) (2) Notwithstanding any provisions in these presents to the contrary, the amendment, removal or alteration of the effect of all or any of the following Regulations or, where specified, the relevant parts of the following Regulations shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly only be effective with the consent in writing of the Special Shareholder:

          (a)  the  definitions  of  "Government  Director",   "Special  Share",
               "Special   Shareholder"   and  "Zambia"  in  Regulation  1.1  and
               Regulation 1.1(2);

          (b)  Regulation 2.7;

          (c)  this Regulation 3;

          (d)  Regulation 7.6;

          (e)  Regulation 10.2

          (f)  Regulation 11.1;

          (g)  Regulation 12.1;

          (h)  Regulation 12.5;

          (i)  Regulation 12.8;

          (j) the words in brackets in Regulations 13.1 and the third and fourth sentence of Regulation 13.2;

          (k)  Regulation 15.1;

          (l)  Regulation 17.1;

          (m)  Regulation 18.1;

          (n)  Regulation 18.2;

          (o)  Regulation 18.5;

          (p)  Regulation 18.6; and

          (q)  Regulation 18.10.

     (2) (3) The Special Shareholder shall be entitled to convene, receive notice of and to attend at any General Meeting of the Company or any meeting of any class of shareholders of the Company, and to add items to the agenda thereof upon the giving of notice to the Company Secretary and to speak thereat, but the Special Share shall carry no right to vote, other than as specified in this Regulation, at any such meeting.

     (3)  (4) The written consent of the Special Shareholder shall be required:

          (a) (a) to effect the taking or the permitting of the taking of any step to have the Company voluntarily wound up by its members or voluntarily to take advantage of any provisions of the Act or similar legislation in relation to winding up the Company;

          (b) (b) for a Change of Control, such approval not to be unreasonably withheld;

          (c)  (c) for any material change in the nature of the Business;

          (d) (d) for the sale, transfer, lease, assignment or disposal (or any contract so to do) by the Company of its electricity transmission system or, alone or when aggregated with any other disposal or disposals forming part of or connected with the same or a connected transaction, a material part of the undertaking, property and/or assets of the Company (or any interest thereof) or contract so to do, otherwise than in the normal course of business or by way of mortgage or charge (such approval (a) not to be withheld where the disposal is by a mortgagee or chargee under a mortgage or charge given by JCo to lenders as security for loans taken out to finance the rehabilitation, development or expansion of the Business provided that thirty (30) days' notice has been provided to GRZ by the mortgagee or chargee of its intention to exercise its right to sell and (b) not to be unreasonably withheld in the case of other sale, transfer, lease, assignment or disposal (or any contract so to do)).

               Provided the approval rights specified in this Regulation 3.1(4) shall expire fifteen (15) years from the date upon which the Shareholders' Agreement was executed.

     (4) (5) The affirmative vote of the Special Shareholder shall be required in any members' resolution to change the locus of incorporation of the Company.

     (5) (6) In a distribution of capital in a winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up on the Special Share in priority to any other repayment of capital to any other member. The Special Share shall confer no other right to participate in the capital or profits of the Company.

     (6) (7) The Special Shareholder may require the Company to redeem the Special Share at nominal value at any time by written notice upon the Company and delivery of the share certificate.

4.       Calls on SharesCalls on SharesCalls on Shares

4.1 4.1 (1) The Directors may make calls upon the members in respect of any money unpaid on the shares of the members (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of those shares made payable at fixed times, except that no call shall be payable earlier than one (1) month from the date fixed for the payment of the last preceding call.

     (1) (2) Each member shall, upon receiving at least fourteen (14) days' notice specifying the time or times and place of payment, pay to the Company, at the time or times and place so specified the amount called on his shares.

     (2)  (3) The Directors may revoke or postpone a call.

4.2 4.2 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

4.3 4.3 The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

4.4 4.4 If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the Person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate not exceeding the prescribed rate of interest as the Directors determine, but the Directors may waive payment of that interest wholly or in part.

4.5 4.5 Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.6 4.6 The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

4.7 4.7 (1) The Directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

     (1) (2) The Directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at a rate agreed upon between the Directors and the member paying the sum subject to sub-regulation (3).

     (2) (3) For the purposes of sub-regulation (2), the rate of interest shall not be greater than:-

          (a) if the Company has, by resolution, fixed a rate - the rate so fixed; and

          (b)  in any other case - the prescribed rate of interest.

5.   LienLienLien

5.1 5.1 (1) The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

     (1) (2) The Company also has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the Company.

     (2) (3) The Directors may at any time exempt a share wholly or in part from the provisions of this Regulation.

     (3) (4) The Company's lien (if any) on a share extends to all dividends payable in respect of the share.

6.   Forfeiture of Shares

6.1 6.1 (1) If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalments as is unpaid, together with any interest that has accrued.

     (1) (2) The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

6.2 6.2 (1) If the requirements of a notice served under Regulation 6.1 are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

     (1) (2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

6.3 6.3 A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

6.4 6.4 A Person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall remain liable to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest at the prescribed rate of interest from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest), but his liability shall cease if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

6.5 6.5 A statement in writing declaring that the Person making the statement is a Director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be prima facie evidence of the facts stated in the statement as against all Persons claiming to be entitled to the share.

6.6 6.6 (1) The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the Person to whom the share is sold or disposed of.

     (1) (2) Upon the execution of the transfer, the Company shall register the transferee as the holder of the share.

     (2) (3) The transferee shall not be bound to see to the application of any money paid as consideration.

     (3) (4) The title of the transferee to the share shall not be affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

6.7 6.7 The consideration referred in Regulation 6.6 shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the Person entitled to the shares immediately before the transfer.

6.8 6.8 The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the shares or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

7.   Transfer of Shares Transfer of Shares Transfer of Shares

7.1 7.1 (1) Subject to these Regulations, a member may transfer all or any of the shares by instrument, in writing, in a form prescribed for the purposes of Section fifty-seven of the Act or in any other form that the Directors approve.

     (1) (2) An instrument of transfer referred to in the above paragraph shall be executed by or on behalf of both the transferor and the transferee.

7.2 7.2 The instrument of transfer shall be left for registration at the registered office of the Company, together with such fee (if any) not exceeding two (2) monetary units as the Directors require, accompanied by the certificate of the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the Directors by these Regulations, register the transferee as a shareholder.

7.3 7.3 The Directors may decline to register a transfer of shares, not being fully paid shares, to a Person of whom they do not approve and may also decline to register any transfer of shares on which the Company has a lien.

7.4 7.4 The Directors may refuse to register any transfer that is not accompanied by the appropriate share certificate, unless the Company has not yet issued the share certificate or is bound to issue a renewal or copy of the share certificate.

7.5 7.5 The registration of transfers may be suspended at such times and for such periods as the Directors from time to time determine, provided that the periods do not exceed in the aggregate thirty (30) days in any year.

7.6 7.6 The Directors shall not, unless the prior written consent of the Special Shareholder (before such period as is specified in Regulation 3.1(d) expires) has been obtained, register any person as the holder of a Share if such registration would result in a Change of Control. The Directors shall in any case where they may consider it appropriate require such Person to provide such evidence or give such information as to the matters referred to in the declaration as they think fit. The Directors shall decline to register any Person or a holder of a Share if such declaration or information is not provided or given.

8.   Transmission of SharesTransmission of SharesTransmission of Shares

8.1 In the case of the death of a member, the survivor where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only Persons recognised by the Company as having any title to his interest in the shares, but this Regulation does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other Persons.

8.2 8.2 (1) Subject to any written law relating to bankruptcy, a Person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is properly required by the Directors, elect either to be registered himself as holder of the share or to have some other Person nominated by him registered as the transferee of the share.

     (1) (2) If the Person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     (2) (3) If he elects to have another Person registered, he shall execute a transfer of the share to that other Person.

     (3) (4) All the limitations, restrictions and provisions of these Regulations relating to the right to transfer, and the registration of the transfer of shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

8.3 8.3 (1) Where the registered holder of a share dies or becomes bankrupt, his personal representatives or the trustee of his estate, as the case may be, shall be, upon the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

(1) (2) Where two (2) or more Persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purposes of these Regulations, be deemed to be joint holders of the shares.

9.   Alteration of CapitalAlteration of CapitalAlteration of Capital

9.1  Subject to Regulation 10, the Company may by resolution:

     (1) increase its authorised share capital by the creation of new shares of such amount as is specified in the resolution;

     (2) consolidate and divide all or any of its authorised share capital into shares of larger amount than its existing shares;

     (3) subdivide all or any of its shares into shares of smaller amount than is fixed by the certificate of share capital, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

     (4) cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person or have been forfeited, and reduce its authorised share capital by the amount of the shares so cancelled.

9.2 Subject to the Act and Regulation 10, the Company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

10. Restrictions on the Company's Activities Restrictions on the Company's Activities Restrictions on the Company's Activities

10.1 The Company shall not, without the prior written approval of the Directors representing the interests of Shareholders representing ninety per cent. (90%) in nominal value of the Shares:

     (1) reduce the authorised or issued share capital of the Company or consolidate, sub-divide, purchase, redeem or cancel any of such share capital or alter any rights pertaining to any share or class of shares in such capital or capitalise, or pay or otherwise distribute, any amount standing to the credit of any reserve of the Company or otherwise reorganise the share capital of the Company;

     (2) subject to Section two hundred and sixteen of the Act issue any share or security other than an Ordinary Share and the Special Share;

     (3) take or permit the taking of any step to have the Company voluntarily wound up by its members or voluntarily to take advantage of any provisions of the Act or similar legislation in relation to winding up the Company;

     (4) make any material change in the nature of the Business except where such change involves the development or expansion of the business;

     (5)  consolidate, merge or amalgamate with any other Person;

     (6) acquire any subsidiary or otherwise acquire any shares, securities or other interests in any Company or business where in each case, the cost of such acquisition exceeds US$10,000,000 Provided that this Regulation will not apply to the acquisitions and investments required to rehabilitate, develop or expand the Business;

     (7) make any loan or advance or extend credit, otherwise than in the normal course of the Business;

     (8) give any guarantee or indemnity or create any Encumbrance over all or any of the undertaking, property, assets or uncalled share capital of the Company save for the purposes of financing the rehabilitation, development or expansion of Business;

     (9) subject to Section two hundred and sixteen of the Act, sell, transfer, lease, assign, or otherwise dispose of the Licences (or any of them) or its electricity transmission system or, alone or when aggregated with any other disposal or disposals forming part of or connected with the same or a connected transaction, a material part of the undertaking, property and/or assets of the Company (or any interest therein) or contract so to do, otherwise than in the normal course of the Business or by way of mortgage or charge (such approval (a) not to be withheld where the disposal is by a mortgagee or chargee under a mortgage or charge given by the Company to lenders as security for loans taken out to finance the rehabilitation, development or expansion of the Business, provided that thirty (30) days' notice has been provided to the Directors by the mortgagee or chargee of its intention to exercise its right to sell and (b) not to be unreasonably withheld in the case of other sale, transfer, lease, assignment or disposal (or any contract so to do);

     (10) change the dividend policy set out in Clause 15 of the Shareholders' Agreement.

11.  General MeetingsGeneral MeetingsGeneral Meetings

11.1 11.1 (1) A Director (including the Government Director) may, whenever he thinks fit, convene a general meeting.

     (1) (2) If no Director is present within Zambia, any two (2) members may convene a general meeting in the same manner, or as nearly as possible, as that in which such meetings may be convened by a Director.

     (2) (3) A general meeting shall be held in Zambia unless all the members entitled to vote at that meeting agree in writing to a meeting at a place outside Zambia.

11.2 11.2 (1) A notice of a general meeting shall be given twenty one (21) clear days before the proposed date of the general meeting and shall specify the place, the day and the hour of meeting and, except as provided by sub-regulation (2), shall state the general nature of the business to be transacted at the meeting.

     (1) (2) It shall not be necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the declaring of a dividend, the consideration of annual accounts and the reports of the Directors and auditors, the election of Directors in the place of those retiring or the appointment and fixing of the remuneration of the auditors.

12. Proceedings at General MeetingsProceedings at General MeetingsProceedings at General Meetings

12.1 12.1 (1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. The quorum necessary for the transaction of business shall be ZCCM (for so long as it holds at least ten per cent. (10%) in nominal value of the then issued shares), the Special Shareholder and one (1) other Shareholder. In calculating the number of Shares which it holds from time to time the Shares held by ZCCM shall be aggregated with those of its Affiliate(s). If ZCCM so ceases to hold ten per cent. (10%) in nominal value of the then issued Shares, the quorum shall be the Special Shareholder and two (2) other Shareholders.

     (1) (2) For the purpose of determining whether a quorum is present, a person attending as a proxy, or as representing a body corporate or association that is a member, shall be deemed to be a member.

12.2 12.2 If a quorum is not present within an hour after the time appointed for the meeting:

     (1) where the meeting was convened upon the requisition of members - the meeting shall be dissolved; or

     (2) in any other case if a quorum is not present at the adjourned meeting within an hour after the time appointed for the meeting:

          (a)  (a) any two (2) members shall constitute a quorum; or

          (b) (b) the meeting shall be dissolved, if two (2) members are not present,

          provided that if a meeting is so convened after an adjourned meeting no amendments shall be permitted to the agenda.

12.3 12.3 (1) If the Directors have elected one (1) of their number as chairman of their meetings, he shall preside as chairman at every general meeting.

     (1)  (2) Where a general meeting is held and:

          (a)  (a) a chairman has not been elected as provided by sub-regulation
               (1); or

          (b) (b) the chairman is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act;

               the members present shall elect one of their number to be chairman of the meeting.

12.4 12.4 (1) The chairman may with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no tfrom which the adjournment took place.

     (1) (2) When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     (2) (3) Except as provided by sub-regulation (2), it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

12.5 12.5 (1) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

     (a)  by the chairman;

     (b)  by at least three (3) members present in person or by proxy;

     (c) by a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting;

     (d) by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or

     (e)  by the Special Shareholder.

     (2)  (2) The demand for a poll may be withdrawn.

12.6 12.6 (1) If a poll is duly demanded, it shall be taken in such manner and (subject to sub-regulation (2)) either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

     (1) (2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

12.7 12.7 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall have a casting vote in addition to his deliberative vote (if any).

12.8 12.8 (1) Subject to any rights or restrictions for the time being attached to any share at meetings of members:

     (a)  (a) each:

          (i) (i) registered member (other than the Special Shareholder, except where expressly provided in these Regulations);

          (ii) (ii) Person on whom the ownership of a share of such a registered member has evolved by operation of law;

          (iii)(iii) proxy or attorney of a Person referred to in paragraph (i) or (ii), if the Person is not present at the meeting;

               shall be entitled to vote;

     (b) (b) on a show of hands, each Person present (other than the Special Shareholder, except where expressly provided in these Regulations) who is entitled to vote shall have one vote; and

     (c) (c) on a poll, every Person present (other than the Special Shareholder, except where expressly provided in these Regulations) who is entitled to vote shall have votes in accordance with Section one hundred and forty seven of the Act.

12.9 12.9 In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy or by attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

12.1012.10 If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other Person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

12.1112.11 A member shall not be entitled to vote at a general meeting unless all calls and other sums presently payable by him in respect of shares in the Company have been paid.

12.1212.12 (1) An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

     (1) (2) Any such objection shall be referred to the chairman of the meeting, whose decision shall be final.

     (2) (3) A vote not disallowed pursuant to such an objection shall be valid for all purposes.

12.1312.13 (1) An instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised.

     (1) (2) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides the proxy shall not be entitled to vote in the resolution except as specified in the instrument.

     (2) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

     (3)  A proxy need not be a member of the company.

     (4) An instrument appointing a proxy shall be in the following form or in as similar a form as the circumstances allow:

                                   -------------------------------------------
                                                (name of Company)



I/we...........................................................................
of.............................................................................
being a member/members of the above named Company,  hereby  appoint.............
 ...............................................................................
 ...............................................................................
of.............................................................................
 ............or, in his absence,.................................................
 ..........................................of..................................as
my/our  proxy to vote for  me/us on my/our  behalf  at the  annual/extraordinary general  meeting of the Company to be held on the  .....................  day of
19.... and at any adjournment of that meeting:

*in favour of/
against                  resolution No..........................................

*in favour of/
against                  resolution No..........................................

*in favour of/
against                  resolution No..........................................

Unless otherwise instructed, the proxy will vote as he thinks fit.

Signed.................................................................

Date...................................................................

*Strike out whichever is not desired.

12.1412.14 An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four (24) hours before the time appointed for the taking of the poll, at the registered office of the Company or at such other place in Zambia as is specified for that purpose in the notice convening the meeting.

12.1512.15 A vote given in accordance with the terms of an instrument of proxy or of a power of attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, unless notice in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

13.  DirectorsDirectorsDirectors

13.1 The Board shall  comprise not more than eleven (11) Directors (of which one
     (1) Director at any one time must be a Government Director appointed by the Special Shareholder in accordance with Regulation 13.2 below).

13.2 A Shareholder shall, from time to time have the exclusive right to appoint, remove or replace one Director for each whole ten per cent. (10%) of the then issued Shares in nominal value which it then owns. Each whole ten per cent (10%) holding shall be referred to herein as the "Qualifying Threshold". The Director(s) appointed by ZCCM and the Special Shareholder shall be a resident of Zambia for the purposes of Section two hundred and eight of the Companies Act. In calculating the number of Shares which it then owns, a Shareholder shall be entitled to aggregate its own holding of Shares with those Shares held by an Affiliate. The Special Shareholder shall have the exclusive right to appoint, remove and replace one (1) Director as aforesaid. If and whenever a Shareholder ceases to own Shares equal to the Qualifying threshold which gives rise to an entitlement to appoint a director, or disposes of a number of Shares which leads it to drop below a Qualifying Threshold for the appointment of an additional Director, it shall procure the resignation and removal from the board of the relevant Director(s) appointed by it by reference to the Qualifying Threshold. The identity of the Director(s) resigning shall be determined by the Shareholder Concerned. As part of such resignation, such Shareholder shall procure that, on resigning, each and every such Director shall deliver to the Company an executed letter in the form of a deed, acknowledging that he has no claim outstanding of any nature whatsoever against the Company whether for Director's fees or compensation for wrongful dismissal or unfair dismissal or entitlement to any redundancy or in respect of any other monies or benefits due to him from the Company arising out of such resignation.

13.3 Any appointment or removal of a director shall be made by notice in writing served on the Company and signed by the Persons appointing or removing the director. In the case of a corporation the notice may be signed on its behalf by a director or the secretary of the Company or by its duly appointed attorney or duly authorised representative.

13.4 The Directors shall not be subject to retirement by rotation. Subject to the Act and Regulation 13.2, Directors shall be appointed by a resolution of the Directors.

13.5 Subject to the Act and Regulation 13.2, a Director shall not be required to be a citizen or resident of any particular country or to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General
     Meetings. A Director may be called upon, and shall forthwith comply in writing, to disclose any information required to be disclosed by these presents.

13.6 The Directors shall repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in or about the business of the Company.

13.7 The Directors shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any Person in respect of) any Director or ex-Director who may hold or have held any executive office or any office or place of profit under the Company or any of its subsidiaries and for the purposes of providing such pensions or other benefits to contribute to any scheme or fund or to pay instruments.

13.8 No Director shall be entitled to Director's fees unless otherwise agreed by the Shareholders who are party to the Shareholders' Agreement.

14.  Retirement   of   Directors    Retirement   of    DirectorsRetirement    of
     DirectorsRetirement of Directors

14.1 The office of a Director shall be vacated in any of the following events, namely:

     (1)  If he shall become prohibited by the Act from acting as a Director.

     (2) If he shall resign by writing under his hand left at the registered office of the Company or if he shall tender his resignation and the Directors shall resolve to accept the same.

     (3) If he shall have a receiving order made against him or shall compound with his creditors generally.

     (4) If in Zambia or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs.

     (5) If he shall be removed from office pursuant to Regulation 13.2 or Section two hundred and eleven of the Act, but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract or otherwise between him and the Company.

14.2 In addition to the circumstances in which the office of a Director becomes vacant by virtue of the Act, the office of a Director shall become vacant if the Director makes any arrangement or composition with his creditors generally.

15.  Alternate DirectorsAlternate DirectorsAlternate Directors

15.1 In accordance with the Act, any Director (including the Government Director) may at any time by writing under his hand and deposited at the registered office of the Company, or delivered at a meeting of the Directors, appoint any person who is not a Director to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

15.2 The appointment of an alternate Director shall determine on the happening of any event specified in Section two hundred and thirteen of the Act.

15.3 An alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director for whom he is appointed an alternate is not personally present and generally at such meeting to perform all the functions of a Director and for the purposes of the proceedings at such meeting the provisions of these presents shall apply as if he (instead of the Director for whom he is appointed an alternate) were a Director. If the Director for whom he is appointed an alternate is temporarily unable to act through ill-health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of the Director for whom he is appointed an alternate. To such extent as the Directors may from time determine in relation to any committee of the Directors foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which the Director for whom he is appointed an alternate is a member.

15.4 An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to the Director for whom he is appointed an alternate as such Director may be notice in writing to the Company from time to time direct.

16.  Borrowing powersBorrowing powersBorrowing powers

16.1 Subject to Regulation 10, the Directors may exercise the powers of the Company to borrow money, to charge any property or business of the Company or all, or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other Person.

17. Delegation of Directors PowersDelegation of Directors PowersDelegation of Directors Powers

17.1 The Directors may delegate any of their powers to any committee consisting of two (2) or more directors save that any director appointed by ZCCM and the Government Director shall be entitled to be represented on such committee(s). The Directors may (with the consent of the director appointed by ZCCM and the Government Director) also delegate to any managing director or any director holding any other executive office or Chief Executive such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any condition the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two (2) or more members shall be governed by the Regulations regulating the proceedings of directors so far as they are capable of applying.

17.2 All acts done by a meeting of directors, or of a committee of directors, or by a Person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such Person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

18.  Proceedings of DirectorsProceedings of DirectorsProceedings of Directors

18.1 Subject to the provisions of the Regulations, the directors may regulate their proceedings as they think fit. A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors. The Government Director may circulate or add items to any agenda of a meeting of the Board. Questions arising at a meeting shall be decided by a majority of affirmative votes. Each Director (other than the Government Director save where expressly provided in these Regulations) shall have one (1) vote. The Chairman may, if the Directors so determine, have a casting vote pursuant to Regulation 18.10.

18.2 At a meeting of Directors, the quorum shall be the Government Director and two other directors appointed by the members. Provided that, for so long as ZCCM has a right to appoint a Director(s) pursuant to Regulation 13.2, the quorum shall be a Director appointed by ZCCM, the Government Director and one Director appointed by the bidder. A Person who holds office only as an alternate director shall, if his appointer is not present, be counted in the quorum.

18.3 In the event of a quorum not being present for whatever reason, the meeting of Directors shall be adjourned for two (2) days (or such shorter period as a quorum of Directors agree) and, when reconvened, the Directors then present shall constitute a quorum Provided that, if a meeting is so reconvened, no changes to the agenda will be permitted. Under no circumstances will the Board be entitled to transact any business whatsoever if the quorum is not present.

18.4 In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of increasing the number of Directors (if permitted to do so) to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

18.5 A director (other than the Government Director) shall be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

18.6 The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the Regulations prohibiting a director from voting at a meeting of directors or of a committee of directors, save that any such suspension or relaxation of Regulation 23(2) will require the consent of the Director(s) appointed by ZCCM and the Government Director.

18.7 Where proposals are under  consideration  concerning the appointment of two
     (2) or more directors to offices or employments with the Company or any body corporate in which the Company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

18.8 If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive.

18.9 The provisions of subsection (7) of Section two hundred and eighteen of the Act (providing that a Director who is materially interested in a contract or arrangement to be considered at a meeting of the company or of the Directors should not be counted in the quorum or vote on the matter) may be suspended or relaxed, whether generally or in respect of a particular transaction, by a resolution of the Company.

18.10The Directors may appoint one (1) of their number to be the chairman of the board of directors and may at any time remove him from that office save that the affirmative vote of the Government Director shall be required if the proposed Chairman is to be a director who is not a Zambian national and unless the Directors determine otherwise, the Chairman may not also hold the office of Chief Executive. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five
     (5) minutes after the time appointed for the meeting, the directors present may appoint one (1) of their number to be chairman of the meeting. The Chairman shall have one (1) additional vote as a casting vote if, on a vote of the Directors, the number of votes for a board resolution equals the votes against such resolution.

18.11A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one (1) or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

18.12Meetings of the Directors at which a quorum is present shall be held at least once every three (3) months.

18.13Not less than twenty (20) clear Business Days prior written notice of each and any meeting of the Directors shall be given to the Directors unless all the Directors agree otherwise in writing, accompanied by a written agenda, specifying the business of such meeting unless all the Director agree otherwise in writing. No business shall be transacted at any meeting of the Board except for that business specified in the agenda for such meeting. Exhibit B-96

18.14A request for agenda items shall be made to each Director by the Secretary no less than seven (7) clear Business Days or such other period as all the Directors may agreed in writing before the notice convening the meeting is sent to each Director and any item requested to be placed on the agenda by any Director shall be so placed by the Secretary.

18.15There shall be submitted to the Directors for their approval at the meeting of Directors to be held in the final three (3) months of a calendar year, a work plan and budget in respect of the Business for the next succeeding calendar year.

18.16Any Director or his alternate Director may validly participate in a meeting of the Directors through the medium of conference telephone or similar form of communication equipment provided that all Directors or alternate Directors participating in the meeting are able to hear and speak to each other throughout the meeting. A Director or alternate Director so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Act, all business transacted in such manner by the Directors shall for the purposes of these Regulations be deemed to be validly and effectively transacted at a meeting of the Directors notwithstanding that fewer than two (2) Directors or alternate Directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

19.  Managing DirectorManaging DirectorManaging Director

19.1 19.1 (1) The Directors may, upon such terms and conditions and with such restrictions as they think fit, appoint or remove a Managing Director in accordance with the Act and (subject to Regulation 17.1) confer upon him any of the powers exercisable by them.

     (1) (2) Any powers so conferred may be concurrent with, but shall not be to the exclusion of the powers of the Directors.

     (2) (3) The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director.

20.  Chief Executive Chief Executive Chief Executive

     (1) The Directors may, upon such terms and conditions and with such restrictions as they think fit, appoint or remove a Person as Chief Executive Officer who shall (subject to Regulation 17.1) have such responsibility as the Directors shall determine. The Chief Executive may not also hold office as Chairman. If not a Director, the Chief Executive shall be entitled to receive notice of, attend and be heard at meetings of the Directors but shall not be entitled to vote. The Chief Executive shall not be authorised to appoint the senior management of the Company which shall be the responsibility of the Board of Directors and which shall comprise the Chief Executive, an Operations Director, a Finance Director and two other Directors.

     (2) The Chief Executive Officer shall, at all times, be subject to the supervision and direction of the Directors.

21.  SecretarySecretarySecretary

     A secretary of the Company shall hold office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

22.  SealSealSeal

22.1 The Directors shall provide for the safe custody of the seal.

22.2 The seal shall be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the seal, and every document to which the seal is affixed shall be signed by a Director and be countersigned by another Director, a secretary or another Person appointed by the Directors to countersign that document or a class of documents in which that document is included.

23.  Contracts with AffiliatesContracts with AffiliatesContracts with Affiliates

23.1 This Regulation is in addition to the provisions of Section two hundred and eighteen of the Act.

23.2 A holder of Shares and a Director shall (in its capacity as a holder of Shares and/or in his capacity as a Director) not be entitled to vote at any meeting of the Company or the Directors convened and held in connection with:

     (1) the approval by the Company or the Directors (as the case may be) of any matter, action, agreement or arrangement in or to which (as applicable) the holder (or, as appropriate the holder represented by such Director) or any of its Affiliates is an interested party; and

     (2) any revision or amendment to, or waiver of any rights under or pursuant to, a matter, an action, an agreement or an arrangement of the type referred to in Paragraph (a) of this Regulation.

23.3 Each holder shall (and shall procure that each Director appointed by it shall) disclose the relevant interest, in writing, before any such meeting to the Company and/or to the Directors (as the case may be).

23.4 In the event that a proposal is put to the Directors that the Company enter into a contract or other arrangement with an Affiliate of a holder (other than an Affiliate of ZCCM), the holder whose Affiliate is so concerned (the "Affiliate Shareholder"), shall (at the meeting of the Company or the Directors (or a committee thereof) at which this contract or arrangement is to be considered and/or at which a resolution is to be put that the Company or the Directors (as the case may be) enter into the same) procure the Director(s) will:

     (1) identify whether or not, in such Affiliate Shareholder's opinion, such contract or arrangement is on Arms' Length Terms and provide all reasonable information requested by the Board; and

     (2) refrain from voting on a resolution concerning such contract or arrangement;

23.5 If the Company or the Directors determine that such contract or arrangement is not on Arms' Length Terms, the Shareholder(s) (other than the Affiliate Shareholder(s)) shall procure that the notice is given to such Affiliate and the Affiliate Shareholder of the terms the Company or the Directors consider to be Arms' Length Terms.

23.6 Upon receipt of the Company or the Directors' notice, that the Affiliate Shareholder shall procure the Affiliate:

     (1)  terminate the contract or arrangement agreement; or

     (2) renegotiate the contract or arrangement using the terms determined by the Company or the Directors;

     (3) if the Affiliate Shareholder disagrees with the terms so considered by the Company or the Directors to be Arms' Length Terms, refer the matter to a Sole Expert in accordance with Clause 27 of the Shareholders' Agreement (which Clause 27 shall be incorporated in these Regulations mutatis mutandis) for a determination of what are Arms' Length Terms in the particular circumstances.

23.7 Upon receipt of the Sole Expert's determination, the Affiliate Shareholder may renegotiate the contract or arrangement to embody those terms determined by the Sole Expert to be Arms' Length Terms or terminate the contract or arrangement (if conditionally entered into).

24.  Inspection of RecordsInspection of RecordsInspection of Records

     Subject to the Act, the Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of members other than Directors, and a member other than a Director shall not have the right to inspect any document of the company except as provided by law or authorised by the Directors or by a resolution of the Company.

25.  Dividends and ReservesDividends and ReservesDividends and Reserves

25.1 25.1 (1) The Company by resolution may declare a dividend if, and only if, the Directors have recommended a dividend.

     (1) (2) A dividend shall not exceed the amount recommended by the Directors.

25.2 25.2 The Directors may authorise the payment by the Company to the members of such interim dividends as appear to the Directors to be justified by the profits of the Company.

25.3 25.3 Interest shall not be payable by the Company in respect of any dividend.

25.4 25.4 A dividend shall not be paid except out of profits or retained earnings of the Company.

25.5 25.5 (1) The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

     (1) (2) Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

     (2) (3) The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

25.6 25.6 (1) Subject to the rights of Persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividends is paid.

     (1) (2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share shall rank for dividend accordingly.

     (2) (3) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this regulation to be paid or credited as paid on the share.

25.7 25.7 The Directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

25.8 25.8 (1) If the Company declares a dividend it may by resolution direct the Directors to pay the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation.

     (1) (2) Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and in particular may issue fractional certificates and fix the value for distribution of the specific assets or any part of those assets, and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

25.9 25.9 (1) Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to:

          (a) the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder named first in the register of members; or

          (b) to such other address as the holder or joint holders in writing directs or direct.

     (2) Any one (1) of two (2) or more joint holders may give effectual receipts for any dividends, interests or other money payable in respect of the shares held by them as joint holders.

26.  Capitalisation of ProfitsCapitalisation of ProfitsCapitalisation of Profits

26.1 26.1 (1) Subject to sub-regulation (2), the Company may resolve:

          (a) to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members; and

          (b)  to apply the sum, in any of the ways mentioned in  sub-regulation
               (3), for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

     (2) The Company shall not pass a resolution under sub-regulation (1) unless it has been recommended by the Directors.

     (3) The ways in which a sum may be applied for the benefit of members under sub-regulation (1) shall be:

          (a)  in paying up any amounts unpaid on shares held by members;

          (b) in paying up in full unissued shares or debentures to be issued to members as fully paid; or

          (c)  partly under paragraph (a) and partly under paragraph (b).

     (4) The Directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves, may

          (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

          (b) authorise any Person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the paying up by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

          and any agreement made under an authority referred to in paragraph (b) shall be effective and binding on all the members concerned.

27.  Winding UpWinding UpWinding Up

27.1 27.1 (1) If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

     (1) (2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories, as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

28.  IndemnityIndemnityIndemnity

28.1 Every officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in which relief is under the Act granted to him by the court.

29.  Weighted VotingWeighted VotingWeighted Voting

For as long as it (together with its Affiliates) own at least ten (10) per cent. of the Shares, ZCCM shall have such number of votes as exceeds by one vote the number of votes required to be cast whether on a show of hands or a poll or a resolution in writing:

(1) to pass a resolution for the appointment as a director of itself or any other person as a nominee for him or her;

(2) to defeat a proposal for a resolution for the removal from office as a director of itself or any other person as a nominee of itself who holds this position in conformity with Regulation 13.2; or

(3)  to defeat a proposal for a resolution for the deletion or alteration of:

                  (a)      this Regulation;
                  (b) the definition of "ZCCM" in Regulation 1.1 and Regulation 1.1(2);
                  (c)      Regulations 2.3 to 2.5;
                  (d)      Regulation 10;
                  (e)      Regulation 11.1
                  (f)      Regulation 12.1;
                  (g)      Regulation 13;
                  (h)      Regulation 17.1;
                  (i)      Regulations 18, 19 and 20; and
                  (j)      Regulation 23

     or the cancellation or alteration of these Regulations (or any other act) which would have the same or a similar effect.